UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Prime Estates & Developments, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27 0611758

(State or other jurisdiction of incorporation or organization)	IRS I.D.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-162597

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-11, as amended, originally filed on Form S-1 on October 20, 2009 and refiled on Form S-11/A on February 24, 2010 with the Securities and Exchange Commission and declared effective on April 9, 2010 (File No. 333-162597) is incorporated by reference.

Item 2. Exhibits.

Exhibit	Description
3.1	Articles of Incorporation of the Registrant(1)
3.2	By-Laws of the Registrant (1)

(1)	Previously filed with the Company’s initial filing on Form S-1 on October 20, 2009, and incorporated by reference herein as an exhibit to this Form 8-A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prime Estates & Developments, Inc.

/s/ Panagiotis Drakopoulos
Panagiotis Drakopoulos	June 14, 2011
Principal Executive Officer